UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026
___________________________________
Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue New York, New York 10154
(Address of principal executive offices and zip code)
(212) 503-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 - Regulation FD Disclosure.
Portfolio Commentary
(All data as of June 30, 2026, unless otherwise noted)
Blackstone Private Credit Fund (“BCRED” or “the Fund”) was designed as a long-term allocation for investors seeking income-oriented returns across market cycles. Since inception in 2021, BCRED has generated a 9.0% annualized total net return (Class I)1, outperforming leveraged loans by ~300bps over the period.2 The Fund is also currently delivering a 9.1% annualized distribution rate (Class I),3 representing a ~170bps yield premium relative to leveraged loans.4
During Q2’26, BCRED generated a 0.3% total net return (Class I)1 with income partially offset by unrealized markdowns in the portfolio. Approximately half of the unrealized private marks for the quarter reflected broader market spread widening, while the remainder reflect underperformance across select portfolio companies.5 While wider spreads can place pressure on unrealized marks of the existing portfolio, they may also create opportunities to deploy capital at attractive levels. NAV movements reflect point-in-time fair value marks based on the valuation of portfolio investments; realized outcomes, however, are determined over time as investments are repaid, sold, or otherwise monetized.
Portfolio Update
BCRED’s ~$78B portfolio has been constructed primarily with privately originated senior secured loans to larger, quality businesses.6
Our portfolio continued to demonstrate fundamental resilience, with average LTM EBITDA growth of 10% year-over-year7 and interest coverage of 2.3x.8 The portfolio has broad exposure across more than 650 companies in over 50 industries, with an average issuer EBITDA of $278M9 — more than 2.5x the broader private credit market average.10 Senior secured debt represented 97%11 of debt investments at quarter-end, with an average loan-to-value of 41%12 at underwrite with implied equity cushion.
The portfolio carried a weighted average mark of 95.413 at quarter-end, in line with the leveraged loan index.14 Underperforming investments are reflected in current valuations, with the bottom 5% of private debt investments marked at an average of 63.4.15 These investments are primarily first-lien senior secured positions with an average loan-to-value of 39%16 at the time of underwrite. At quarter-end, non-accruals were 2.2% at cost and 1.1% at fair value.17
BCRED predominantly invests in directly originated private assets, with only 4% of “quoted” investments.18 Private origination is central to BCRED’s value proposition, offering enhanced lender protections, stronger documentation, and greater contractual yield generation compared to public markets.
Software represented 26% of the portfolio, a modest decrease from last quarter, and is comprised of large businesses with an average enterprise value of over $4.5B19,20 and average loan-to-value of 37%21 at the time of underwrite with ~$3B implied equity cushion.22 The majority of these companies continued to demonstrate strong fundamentals, including low double-digit average year-over-year earnings growth.23 During the quarter we marked down select software investments due to a combination of widening spreads and company-specific fundamentals. BXCI’s Value Creation team and Blackstone’s Operating Team are actively engaged with these portfolio companies to support strategic initiatives and operational execution where needed.
Income quality remained strong, driven by investment income derived from recurring cash interest payments. Payment-in-kind (PIK) income remained modest at 5.6% of total investment income, down from 7.0% in Q1’26.24
Liquidity and Robust Balance Sheet
BCRED continues to benefit from a conservative balance sheet and strong liquidity profile. The Fund’s liquidity position was supported by $2.7B of loan repayments and ~$1B25 of subscriptions, which together represented 165% of shares accepted for repurchase during the quarter.26 At an approximately 14% annualized rate,27 repayment activity remained healthy, supporting liquidity and redeployment into new opportunities and vintage diversification.
The Fund ended the quarter with over $17B of available liquidity (cash and amount available to borrow),28 supported by a diversified and robust funding base, the lowest cost of debt29 and G&A expenses30 and the highest combined investment grade ratings and outlook by Moody’s and S&P among non-traded peers.31
We believe BCRED’s robust balance sheet has positioned it well to selectively capitalize on attractive new investment opportunities.

Strong Origination Opportunity
Market volatility has historically created attractive environments for disciplined direct lenders. Institutional investor demand for private credit remained strong across the market in Q2’26, with direct lending fundraising reaching a two-year quarterly high despite broader market headlines.32 Following volatility earlier this year, spreads widened, financing markets became more selective and borrowers increasingly prioritized certainty of execution from scaled private credit providers like Blackstone.
BCRED deployed $1.8B during the quarter, primarily into first-lien senior secured investments. New portfolio company loans33 were originated at a weighted average spread of approximately 510bps34 and an average loan-to-value of 39% at underwrite.35 We continue to see attractive tailwinds across thematic areas where Blackstone’s scale, resources and expertise provide distinctive access — including AI and digital infrastructure, infrastructure services, aerospace and defense, and life sciences.
Notable investments included Firmus Technologies, part of a Blackstone-led $10B senior secured financing for the AI infrastructure platform.36 The financing is backed by take-or-pay contracts with investment grade counterparties, illustrating Blackstone's ability to structure and lead complex financings at scale. BCRED also invested in SAM, a leading independent geospatial and inspection services business supported by rising infrastructure development demand, and Aspen Pharmacare, a scaled pharmaceutical platform in Asia-Pacific, where specialized sector expertise and global reach supported differentiated underwriting.36
We believe Blackstone’s integrated platform, deep sector expertise, and ability to commit capital at scale continue to support access to attractive investment opportunities.
Active Credit Management Matters
As we’ve seen, even high-quality credit portfolios will experience stress across a subset of investments over time. Long-term performance depends not on the absence of defaults, but on disciplined credit selection, rigorous underwriting, structural protections, and active management of challenged investments. Historically, direct lending has generated ~9% annualized returns, which is approximately 2x the return of the broadly syndicated loan market, despite annual credit losses of ~1%,37 highlighting the importance of contractual income and risk mitigation.
We believe active management is fundamental to delivering long-term performance. When investments become challenged, we work directly with sponsors and management teams as we seek to maximize recovery value and drive realized outcomes. We are supported by BXCI’s dedicated asset management, restructuring and operational capabilities, as well as Blackstone’s broader platform and ~40 years of private equity experience. BXCI also integrates underwriting, portfolio management and risk oversight within our 120+ person Office of the CIO, leveraging data and insights across Blackstone’s broader ecosystem to help identify emerging risks and actively manage investments.
Looking Ahead
In our view, private credit remains well positioned as a long-term allocation for investors seeking returns driven by durable income across market cycles. Our focus remains consistent: disciplined underwriting, selective deployment, and active credit management.
BCRED’s portfolio quality, liquidity position and access to the integrated Blackstone platform provide a strong foundation for navigating evolving market conditions and supporting the Fund’s ability to deliver long-term value for shareholders.
Thank you for your continued trust and partnership.

BCRED Supplemental Statistics

BCRED’s Summary Statistics		BCRED’s Portfolio Company Statistics
Earnings yield (Class I) [38]	8.8%	Average issuer LTM EBITDA [9]	$278M
Annualized distribution rate (Class I) [3]	9.1%	Implied average enterprise value [39]	$4B+
Assets		Average loan-to-value at the time of underwrite [12]	41%
Senior secured debt [11]	97%	Interest coverage ratio [8]	2.3x
Floating rate investments [11]	96%	LTM EBITDA growth [7]	10%
Private investments (Level 3) [40]	96%
Non-accruals (at cost) [17]	2.2%	BCRED’s Private Debt Investments in New Portfolio Companies Statistics (Q2’26) [33]
Non-accruals (at fair value) [17]	1.1%	First-lien debt [41]	100%
Average mark [13]	95.4	Senior secured debt [41]	100%
Average mark of bottom 5% of private debt investments [15]	63.4	Average loan-to-value [35]	39%
Average mark of bottom 10% of private debt investments [42]	74.2	Weighted average yield [34]	9.0%
Debt-to-equity ratio [43]	0.82x
Floating rate liabilities [44]	91%
Liquidity
Cash + amount available to borrow [28]	$17B+

BXCI Supplemental Statistics

BXCI Value Creation Program Statistics [45]		BXCI North America Direct Lending Strategy Statistics
Implied value creation [46]	$6.5B	Loss rate [47]	0.06%
Total cost reduction [48]	$487M	BXCI sole/lead lender [49]	~80%
Revenue generation [50]	$136M

Note: All information as of June 30, 2026, unless otherwise indicated. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s (“BXCI”) prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

End Notes
Note: Data is as of June 30, 2026, unless otherwise indicated. Reflects Blackstone Credit & Insurance’s (“BXCI”) views and beliefs as of the date of this material only, which is subject to change. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that BCRED will achieve results comparable to those of any of BXCI’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities. See “Use of Leverage” in the Important Disclosure Information for more information.
BCRED’s peers or peer set (“private credit peers”) includes traded business development companies (“traded BDCs” or “traded peers”) and non-traded business development companies (“non-traded BDCs” or “non-traded peers”). Traded peers include BDCs which are externally-managed with total net assets in excess of $1 billion as of December 31, 2025 (excluding Blackstone Secured Lending Fund (BXSL), which is managed by the same investment adviser as BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), Bain Capital Specialty Finance, Inc. (BCSF), Barings BDC, Inc. (BBDC), Blue Owl Capital Corporation (OBDC), Blue Owl Technology Finance Corp. (OTF), Carlyle Secured Lending (CGBD), FS KKR Capital Corp. (FSK), Goldman Sachs BDC, Inc. (GSBD), Golub Capital BDC, Inc. (GBDC), Kayne Anderson BDC, Inc. (KBDC), MidCap Financial Investment Corporation (MFIC), Morgan Stanley Direct Lending Fund (MSDL), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corporation (OCSL), PennantPark Floating Rate Capital (PFLT), Prospect Capital Corporation (PSEC), and Sixth Street Specialty Lending, Inc. (TSLX). Non-traded peers include BDCs which are externally-managed, had effective registration statements as of 2025 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused, and had net asset values in excess of $4 billion as of December 31, 2025: Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC), Goldman Sachs Private Credit Corp (GSCRED), Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND), and Oaktree Strategic Credit Fund (OSCF).

1.As of June 30, 2026. Inception date for Class I and Class S shares: January 7, 2021. Inception date for Class D shares: May 1, 2021. Total Net Return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception-to-date (“ITD”) total return for Class S (no/with upfront placement fee): 8.1%/7.4%. ITD total return for Class D (no/with upfront placement fee): 8.3%/8.0%. Year-to-date (“YTD”) total return for Class S (no/with upfront placement fee): -0.2%/-3.7%. YTD total return for Class D (no/with upfront placement fee): 0.1%/-1.4%. Quarter-to-date (“QTD”) total return for Class S (no/with upfront placement fee): 0.1%/-3.4%, Class D no/with upfront placement fee): 0.2%/-1.3%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S and Class D listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class S and Class D listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.
2.Source: Morningstar, BXCI as of June 30, 2026. “Leveraged Loans” is represented by Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse. Please see “Index Definitions” and “Index Comparison” at the end of this letter for more information.
3.Annualized Distribution Rate for Class I reflects July’s distribution annualized and divided by last reported NAV from June. June 2026 monthly distribution rate was 10.0% for Class I, which is reflects June’s distribution annualized and divided by last reported NAV from May. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of June 30, 2026, 100% of inception to date distributions were funded from net investment income or realized short-term capital gains, rather than a return of capital. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Blackstone Credit BDC Advisors LLC (the “Sub-Adviser”) or its affiliates, that may be subject to reimbursement to the Sub-Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Rate for other share classes for July are as follows: 8.3% for Class S and 8.9% for Class D.
4.Source: Morningstar, as of June 30, 2026. “Leveraged Loans” is represented by the 7.4% yield of loans in the Morningstar LSTA US Leveraged Loan Index.
5.Attribution reflects management estimates based on market spread movements and company-specific fundamentals.
6.BCRED will generally invest in securities or loans rated below investment grade or not rated which should be considered to have speculative characteristics.
7.Represents LTM EBITDA Growth year-over-year where data is available and relevant. Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from portfolio company financial statements that are continuously received and may be updated; accordingly, growth figures may be based on prior period EBITDA amounts that were not available or, in the case of recently funded deals, not applicable in the prior period. Third-party figures (and corresponding BCRED amounts) have not been independently verified by BCRED and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A).
8.Interest coverage ratio (“ICR”) is estimated as the ratio of average LTM EBITDA, to cash interest paid over the last 12 months for each respective portfolio company. Includes all debt investments (excluding ARR loans) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of June 30, 2026, approximately 7% of the above defined debt investments (including ARR loans) and approximately 7% of the above defined debt investments (excluding ARR loans) have less than 1.0x interest coverage ratio. ICR based on debt investments within BCRED's Software sector (as classified under the GICS Industry level) is 2.4x as of June 30, 2026.
9.As of June 30, 2026. Average last-twelve-month (“LTM”) EBITDA includes all debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding twelve-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. As of June 30, 2026, the breakdown of BCRED’s portfolio company LTM EBITDA within the above defined debt portfolio is as follows: 5% less than $50 million, 20% between $50 to $100 million and 75% greater than $100 million based on fair market value. As of June 30, 2026, LTM EBITDA margin for these debt investments is 30%. EBITDA margin is the ratio of EBITDA-to-revenue.
10.Private credit market exhibited average LTM EBITDA of $106 million, based on issuer companies of loans in the Lincoln International Private Market Database as of March 31, 2026, which is latest available data. The “Lincoln International Private Market Database,” compiled by the Lincoln Valuations & Opinions Group (“VOG”), is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2026 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third-party use is at user’s own risk.
11.As a percentage of BCRED’s investment portfolio excluding equity investments in unconsolidated joint ventures. Floating rate investments exclude investments on non-accrual.
12.At the time of underwrite for each investment in BCRED’s debt portfolio. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable debt investments. Includes all debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Loan-to-value at underwrite is calculated as the net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company at the time of underwrite.
13.Average mark based on BCRED's debt investment portfolio (excluding equity investments and investments in joint ventures).
14.Source: Morningstar, BXCI as of June 30, 2026. “Leveraged Loans” or “Broadly Syndicated Loan Market” is represented by Morningstar LSTA US Leveraged Loan Index.
15.As of June 30, 2026, the bottom 5% of BCRED’s private debt investments (defined as those debt investments classified as Level 3 marked the lowest relative to par aggregating to 5% of the total cost of Level 3 debt investments, excluding structured finance obligations) were approximately 96% first lien debt, and 100% senior secured debt at underwrite, with a 39% weighted average loan to value at underwrite and have a weighted average mark of 63.4.
16.At the time of underwrite for each private investment in the bottom 5% of BCRED’s portfolio. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable debt investments. Includes all debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Loan-to-value at underwrite is calculated as the net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company at the time of underwrite.
17.As of June 30, 2026, as assessed through the date of this letter. Calculated as the amortized cost or fair value of loans on non-accrual divided by total amortized cost or fair value of the BCRED investment portfolio excluding investments in joint ventures. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
18.As of June 30, 2026. “Quoted” investments are defined as Level 1 and 2 investments as a percentage of the total portfolio fair value divided by total investments at fair value excluding equity investments in unconsolidated joint ventures. For information on Level 1, 2, and 3 investments, please refer to section “Valuation of Investments” in BCRED’s prospectus.
19.As of June 30, 2026. Average last-twelve-month (“LTM”) EBITDA was approximately $400 million and includes all debt investments within BCRED's software portfolio (as classified under the GICS Industry level) for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
20.Based on the enterprise value at close for each applicable investment. Includes all debt investments within BCRED's software portfolio (as classified under the GICS Industry level) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Average enterprise value is weighted based on the fair value of total applicable investments as of June 30, 2026. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BCRED or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.
21.Average loan-to-value represents the net ratio of loan-to-value for each portfolio company in BCRED’s software portfolio (as classified under the GICS Industry level) weighted based on the fair value of total applicable investments as of June 30, 2026. Includes all debt investments within BCRED's software portfolio for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Loan-to-value is calculated as the total net debt through each respective loan divided by the estimated enterprise value of the portfolio company at time of underwrite. Amounts have not been independently verified by BCRED and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
22.Based on the subordinated capital at close for each applicable investment. Includes all debt investments within BCRED's software portfolio (as classified under the GICS Industry level) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Average subordinated capital is weighted based on the fair value of total applicable investments as of June 30, 2026.
23.Represents LTM EBITDA Growth year-over-year for BCRED’s software portfolio (as classified under the GICS Industry level) where data is available and relevant. Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from portfolio company financial statements that are continuously received and may be updated; accordingly, growth figures may be based on prior period EBITDA amounts that were not available or, in the case of recently funded deals, not applicable in the prior period. Third-party figures (and corresponding BCRED amounts) have not been independently verified by BCRED and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A).
24.Payment-in-kind (“PIK”) income as a percentage of total investment income is calculated as PIK income derived from interest and dividends during the three months ended June 30, 2026, divided by total investment income for the same period.
25.Includes subscriptions closed during the quarter ended June 30, 2026.
26.Calculated as $2.7 billion of loan repayments and approximately $1 billion of subscriptions during Q2 2026, divided by approximately $2.2 billion of shares accepted for repurchase during the quarter. Loan repayments and subscriptions are presented to illustrate certain sources of liquidity for the Fund during the quarter. Such amounts do not directly offset or net against repurchases on a dollar-for-dollar basis.
27.Annualized repayment rate is calculated as the repayments during the three months ended June 30, 2026, annualized, and divided by the average total investments at fair market value for the same period.
28.As of June 30, 2026. Available liquidity is composed of cash and cash equivalents, excluding restricted cash, plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.
29.For the quarter ended March 31, 2026. BCRED’s weighted average all-in cost of debt is 5.7% and calculated based on annualized all-in cost of debt incurred in Q1’26 (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of hedge accounting divided by weighted average principal of debt outstanding during the same period. Non-traded peers represented by the non-traded peer average of 6.1% reflecting annualized Q1’26 all-in cost of debt for the quarter ended March 31, 2026, weighted by total NAV. All-in cost of debt calculated as interest expense divided by average debt principal outstanding for the quarter ended March 31, 2026.

30.For the quarter ended March 31, 2026. BCRED's gross annualized G&A expense ratio was 0.2% calculated as annualized gross G&A expenses incurred in Q1'26 divided by weighted average NAV for the quarter. Non-traded peers represented by the non-traded peer average of a 0.3% a gross annualized G&A expense ratio. This is calculated based on annualized Q1'26 gross G&A expenses as a percentage of average NAV for the quarter ended March 31, 2026, weighted by total NAV. Gross G&A expenses exclude interest expense, management and incentive fees, excise and other tax expense, distribution costs, and the impact of expense support and recoupment, if any. BCRED gross G&A expenses include professional fees, Board of Trustees fees, administrative service expenses, organization costs, other general and administrative expenses, and amortization of continuous offering costs.
31.As of June 30, 2026, BCRED has an investment grade credit rating of BBB (high) / stable outlook from DBRS Morningstar, provided on December 1, 2023, and an investment grade of Baa2 / stable from Moody’s, provided on September 23, 2024, and an investment grade credit rating of BBB-/ positive from S&P, provided on December 4, 2024. The underlying private credit loans within BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to DBRS / Morningstar, Moody’s and S&P for its evaluation of BCRED. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.
32.Preqin, as of June 30, 2026. Includes closed-end direct lending funds, and excludes blended and opportunistic debt funds.
33.Total amount deployed in private debt investments in new portfolio companies funded from April 1, 2026, to June 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, drawdowns on delayed draw term loans and revolvers committed in prior periods, and structured finance obligations) represents $241 million. On new private debt investments to new portfolio companies BXCI was a sole/lead lender of 51%. Includes all private debt investments in new portfolio companies funded from April 1, 2026, to June 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, drawdowns on delayed draw term loans and revolvers committed in prior periods, and structured finance obligations). BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation. In Q1’26 BXCI was a sole/lead lender of 80%.
34.During April 1, 2026 to June 30, 2026, private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were underwritten with a yield of 9.0% (on average, in Q2’26, this yield was comprised of 3.9% base rate/floor and 5.1% spread and origination fees). Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over three years based on the expected hold period). If OID was accreted to maturity, yield on new investments in Q2’26 was 8.8%. The yield for all private deals completed during Q2’26 (including existing portfolio companies but excluding drawdowns on delayed draw term loans and revolvers committed in prior periods) was 9.1% (yield to maturity of 8.9%). For illustrative purposes only. The yields stated may not be representative of any specific investment.
35.Average loan-to-value represents the net ratio of loan-to value for each portfolio company, weighted based on the fair value of total applicable private debt investments in new portfolio companies. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments in new portfolio companies funded from April 1, 2026 to June 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, and structured finance obligations) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
36.These investments are not representative of all BXCI’s investments of a given type or of investments generally and are for illustrative purposes only. This does not constitute investment advice or a recommendation of past investments. There can be no assurance that any Blackstone fund or investment will achieve its investment objectives, implement its strategy, achieve its investment objectives, or avoid significant losses. The deals presented herein reflect BCRED’s largest deployments to existing portfolio companies during Q2’26 (SAM and Firmus) and the largest deployment to a new portfolio company during Q2’26 (Aspen). BCRED’s commitment to Firmus is $425 million, of which $321 million remained undrawn as of June 30, 2026.

37.As of March 31,2026. Private credit is represented by the Cliffwater Direct Lending Index. Return and credit loss is measured over the last 21 years. “Broadly Syndicated Loan Market” is represented by the Morningstar LSTA Leveraged Loan Index.
38.Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income per share earned by the portfolio of assets for the three months ended June 30, 2026, divided by beginning of period net asset value per share. Net Investment Income Return On Equity for other share classes is as follows: 7.9% for Class S and 8.5% for Class D.
39.Based on the latest available net leverage, LTV, LTM EBITDA, and LTM Revenue data for each applicable investment as of June 30, 2026. Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Average implied enterprise value is weighted by fair value as of June 30, 2026. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.
40.As of June 30, 2026. Private investments represent Level 3 investments in the investment portfolio which may be quoted or non-quoted but for which inputs to the valuation methodology are unobservable and significant to overall fair value measurement, divided by total investments excluding investment in joint ventures. BCRED’s average private debt position size is approximately 26bps as of June 30, 2026. Reflects average size of investments in private debt portfolio companies divided by total private debt investments, based on fair market value. The average size of investments in private debt portfolio companies as of June 30, 2026 is $182 million, based on fair market value.
41.As a percentage of BCRED’s private debt investments in new portfolio companies funded from April 1, 2026 to June 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, and structured finance obligations) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Private debt investments in new portfolio companies reflected approximately 13% of BCRED’s deployment during the quarter.
42.As of June 30, 2026, the bottom 10% of BCRED’s private debt investments (defined as those debt investments classified as Level 3 marked the lowest relative to par aggregating to 10% of the total cost of Level 3 debt investments, excluding structured finance obligations) have a weighted average mark of 74.2.
43.As of June 30, 2026. Debt-to-equity ratio represents the ratio of total principal of outstanding debt to net assets.
44.Calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain notes issued by BCRED are classified for the purposes of this disclosure as floating rate as a result of BCRED entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.
45.As of June 30, 2026. Numbers presented are calculated since inception of the Value Creation Program in 2016. Figures presented are based on data reported by portfolio companies and assets and not from financial statements of portfolio companies. While the data reported by portfolio companies and assets is believed to be reliable for purposes used herein, it is subject to change, and Blackstone has not fully verified, and does not assume responsibility for, the accuracy or completeness of this information.
46.As of June 30, 2026. Represents the sum of (a) estimated identified annualized cost reduction opportunities (see Total Cost Reduction footnote for additional details) multiplied by the Lincoln Observed New Third-Party M&A Buyouts Transaction Multiple, averaged over past 5 years and (b) annualized revenue from introductions across Blackstone portfolio companies multiplied by EBITDA margin and multiple at the time of investment of the portfolio company. Estimates assume revenue enhancements and costs savings directly improve enterprise value or EBITDA margins and that such revenue gains or cost savings will endure for the period of time implied by multiples.

47.Represents BXCI’s average annualized loss rate for its North America Direct Lending strategy from 2006 through June 30, 2026. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by BXCI for the Sub Advised Investments did, in certain cases, experience defaults and losses after BXCI was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance does not predict future returns, and there can be no assurance that BXCI will achieve comparable results or that any entity or account managed by or advised by BXCI will be able to implement its investment strategy or achieve its investment objectives.
48.As of June 30, 2026. Represents estimated identified annualized cost reduction at the time of the cost savings proposal. This figure represents the sum of estimated annualized cost reduction opportunities identified by the portfolio companies and has not been verified by Blackstone. Estimated cost savings are inherently unpredictable, portfolio companies may not be contractually obligated to implement savings opportunities, and Blackstone has not verified that such savings opportunities have been implemented. Estimated cost reduction opportunities include opportunities for portfolio companies that are no longer an active Blackstone portfolio company. Estimated cost savings have not been reduced by potential re-allocation of savings to other expenditures.
49.Represents BXCI's North America Direct Lending track record deals. BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower's assets and/or equity), transactions in companies that were originated or anchored by certain BXCI managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and BXCI sub-advised BDCs, as well as certain other BXCI managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of BXCI, which may be sold to BXCI managed funds or accounts in the future (the "North America Direct Lending track record"). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by BXCI on a nondiscretionary basis until April 9, 2018 (the "Sub-Advised Investments"). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to BXCI's initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where BXCI's invested capital (net of transactions fees) was under $25 million.
50.As of June 30, 2026. Revenue generated represents the sum of annualized contract values where the contract/relationship between Blackstone portfolio companies was facilitated by the Value Creation team. There is no guarantee that portfolio companies in fact will realize all revenue enhancement opportunities. Revenue estimates are inherently unpredictable and macroeconomic factors, counterparty performance, and other factors beyond Blackstone's control may cause actual results to vary materially from the estimates.

Important Disclosure Information
The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.
The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.
Awards, Honors, or Other Rankings. Any awards, honors, or other references or rankings referred to herein with respect to Blackstone and/or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed as or relied upon as, any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors, or other references or rankings given to others and not received by Blackstone and/or any investment professional of Blackstone.

Case Studies. The selected investment examples, case studies and/or transaction summaries presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by the Fund in employing the Fund’s investment strategies. It should not be assumed that the Fund will make equally successful or comparable investments in the future. Moreover, the actual investments to be made by a Fund or any other future fund will be made under different market conditions from those investments presented or referenced in the Materials and may differ substantially from the investments presented herein as a result of various factors. Prospective investors should also note that the selected investment examples, case studies and/or transaction summaries presented or referred to herein have involved Blackstone professionals who will be involved with the management and operations of the Fund as well as other Blackstone personnel who will not be involved in the management and operations of the Fund. Certain investment examples described herein may be owned by investment vehicles managed by Blackstone and by certain other third-party equity partners, and in connection therewith Blackstone may own less than a majority of the equity securities of such investment. Further investment details are available upon request.

Opinions. Opinions expressed reflect the current opinions of Blackstone as of the date appearing in the Materials only and are based on Blackstone’s opinions of the current market environment, which is subject to change. Certain information contained in the Materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Recent Market Events Risk. Local, regional, or global events such as war (e.g., Russia/Ukraine), acts of terrorism, public health issues like pandemics or epidemics (e.g., COVID-19), recessions, or other economic, political and global macro factors and events could lead to a substantial economic downturn or recession in the U.S. and global economies and have a significant impact on the Fund and its investments. The recovery from such downturns is uncertain and may last for an extended period of time or result in significant volatility, and many of the risks discussed herein associated with an investment in the Fund may be increased.

The North America Direct Lending Track Record. Represents U.S. and Canada first lien and unitranche debt or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower's assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a nondiscretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance's initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance's invested capital (net of transactions fees) was under $25 million.

Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliate takes any responsibility for, and has not independently verified, any such information.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

Use of Leverage. BCRED intends to borrow money. If returns generated using borrowed funds exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BCRED performance will be depressed. This includes the potential for BCRED to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BCRED’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. This leverage may also subject BCRED and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Certain information contained in this communication constitutes “forward looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends including, without limitation, the potential impact of tariffs, and statements regarding identified but not-yet closed investments. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Index Definitions
Bloomberg US Corporate High Yield Index measures the USD denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.

Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the US investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.

Cliffwater Direct Lending Index seeks to measure the unlevered, gross of fee performance of U.S. middle market corporate loans, as represented by the asset-weighted performance of the underlying assets of Business Development Companies (BDCs), including both exchange-traded and unlisted BDCs, subject to certain eligibility requirements.

Morningstar LSTA US Leveraged Loan Index is a market value weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.

Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date:	July 30, 2026	By:	/s/ Lucie Enns
		Name:	Lucie Enns
		Title:	Chief Legal Officer and Secretary